SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 14, 2020

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3075 LOYALTY CIRCLE
COLUMBUS, OH 43219
(Address and Zip Code of Principal Executive Offices)

(614) 729-4000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ADS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  As set forth in the Compensation Discussion and Analysis section in the proxy statement for the 2020 annual meeting of stockholders of Alliance Data Systems Corporation (the “Company”), the objectives of the Company’s executive compensation are to attract and retain top executive talent, to reward executive talent for meeting performance objectives and to align the interests of executives with stockholders. Consistent with these objectives, the compensation committee of the Company’s board of directors considered the strategic direction of new executive leadership in addition to the impact of the COVID-19 pandemic on the Company’s operations and, on August 14, 2020, determined that it was in the best interests of the Company and stockholders to adopt a new balanced scorecard design for annual performance-based non-equity incentive compensation, or IC, for all associates whose pay includes this component, including certain named executive officers. These balanced scorecards will be tailored to each line of business and encompass a range of both financial and non-financial metrics attributable to three categories, to include stockholders, customers and employees, with weightings appropriate for each executive officer as applicable. Target amounts for non-equity incentive plan compensation for each of Mr. King, Mr. Motes, Ms. Santillan and Mr. Chesnut will remain at 100%, 100%, 50% and 50% of their base salaries, respectively.

As previously disclosed, IC for Mr. Andretta, who was appointed president and chief executive officer effective February 3, 2020, remains as set forth in his offer letter for 2020 with a target payout percentage at 150% of his annualized base salary with 20% linked to strategic and operational objectives established by the board and 80% at the board’s discretion in early 2021. Mr. Horn, who first announced his intention to retire from the Company in 2018 and served as acting chief executive officer pending Mr. Andretta’s appointment and continues to serve as executive vice president and senior advisor with a focus on international operations, operating efficiencies and strategic initiatives, will be eligible for IC up to 200% of his base salary based on achievement of certain objective and subjective criteria as determined by the compensation committee; Mr. Horn received no long term equity incentive compensation in 2020.

No changes were made to long-term equity incentive compensation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: August 20, 2020	By:	/s/ Joseph L. Motes III
Joseph L. Motes III
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary